EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-19251) pertaining to the 1992 Stock Option Plan (As Amended), in the Registration Statement (Form S-8 No. 33-30357) pertaining to the 1997 Stock Option Plan, and in the Registration Statement (Form S-8 No. 33-30173) pertaining to the Employee Stock Purchase Plan, all of Forensic Technologies International Corporation, of our report dated February 4, 1998, with respect to the audited financial statements of Klick, Kent, & Allen, Inc. included in the Current Report (Form 8-K) filed with the Securities Exchange Commission.




Annandale, VA
July 14, 1998